UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 8, 2019

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.02 Termination of a Material Definitive Agreement

On October 8, 2019 Western Capital Resources, Inc., a Delaware corporation (OTCQB: WCRS) (the “Company”), terminated that certain Credit Agreement between the Company and Fifth Third, dated April 22, 2016, as amended (the “Credit Agreement”). Prior to its termination, the Credit Agreement, provided the Company with a revolving line of credit facility in an aggregate amount up to $3,000,000, with a maturity date of April 21, 2020 and an acquisition loan facility in an aggregate amount of up to $9,000,000, with a maturity date of April 21, 2020. The revolver and the acquisition loan facility were secured and bore interest at a floating per annum rate equal to one-month LIBOR plus 3.50%, adjusted on a monthly basis. The Company determined that it did not need a credit agreement at this time as it has sufficient liquidity from cash on hand and working capital. The Company may enter into a new credit agreement in the future. The Company did not incur any fees in connection with its early termination of the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: October 9, 2019	By:	/s/ John Quandahl
John Quandahl Chief Executive Officer